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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             _____________________


                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       Cole National Corporation
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             (Exact name of registrant as specified in its charter)

                  Delaware                                  34-1453189
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  (State of incorporation or organization)               (I.R.S. employer
                                                        identification no.)

  5915 Landerbrook Drive, Mayfield Hts., Ohio                  44124
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    (Address of principal executive offices)                 (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered
        -------------------                 ------------------------------

Rights to Purchase
Preferred Shares                               New York Stock Exchange
--------------------------------            ----------------------------------

--------------------------------            -----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
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                                (Title of class)

                        Exhibit Index Appears on Page 4

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ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        On August 21, 1997, the Board of Directors of Cole National Corporation (the "Company") approved Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of August 22, 1995 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent (the "Rights Agent"). The Company amended the Rights Agreement to make certain technical changes and to increase the exercise price of the Rights to $180.00 per one one-hundredth of a Preferred Share, subject to adjustment.

        The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

ITEM 2.   EXHIBITS.

Number                      Description
------                      -----------

4.1 Amendment No. 1, dated as of August 21, 1997, to the Rights Agreement, dated as of August 22, 1995, between the Company and National City Bank, as Rights Agent.



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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           COLE NATIONAL CORPORATION

                                           By:  /s/ Wayne Mosley
                                              --------------------------------
                                               Wayne Mosley
                                               Vice President


Date:  August 22, 1997



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                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                   Description
--------------                   -----------

4.1 Amendment No. 1, dated as of August 21, 1997, to the Rights Agreement, dated as of August 22, 1995, between the Company and National City Bank, as Rights Agent.




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